- 8 King Street, Suite 208 - Toronto Ontario, Canada - M5C 1B5 -
- tel: 416-203-3856 - fax: 416-361-0883

Colombia Goldfields Reports Update on Mineral Rights,
Drilling, and Social Program at Marmato Mountain;
Announces Second Quarter Financial Results and
Closes C$11,876,200 Private Placement

(All amounts are reported in U.S. dollars unless otherwise indicated)

TORONTO, ONTARIO, (August 14, 2007) - Colombia Goldfields Ltd. (the “Company”) today announced an update on the mineral rights acquisition and drilling programs, as well as a status report on progress on social programs in the Marmato district. It also announced the unaudited results for the three month period ending June 30, 2007. During the second quarter of 2007, significant progress was made towards the Company’s objective of consolidating ownership and defining a bulk-mineable ore body in the Marmato region of Colombia. Specifically, the Company increased its mineral ownership rights total to approximately 90% of the legally registered mines, from existing Colombian titleholders.

At the close of the second quarter, the Company had one drill operating at Marmato Mountain. During the quarter, the Company purchased an additional three drill rigs, including one underground capable of drilling 120 meters of BTW core which has arrived and will begin drilling this week, and two larger man portable machines capable of drilling 500 meters of NQ core and which are due to ship during August. Subsequent to the end of the quarter the drilling contractor has supplied an additional man portable drill which is currently operating and can drill to depths of greater than 300 meters. The drilling contractor has also agreed to supply an additional large diamond drill which is due to arrive the middle of August, bringing the total number of drill rigs to six. During the second quarter, a total of 1,049 meters were drilled. Subsequent to the close of the quarter, an additional 466 meters were drilled. In addition, underground surveying and cross cut sampling continued with an additional 324 meters sampled. The total number of underground channel samples taken to the end of the second quarter is 1,694 meters. Drill samples and underground samples have been shipped with further assay results expected to be reported before the close of the third quarter.

“We are very pleased with our accomplishments during the second quarter. The Company was able to achieve several important steps towards obtaining 100% ownership at Marmato. In addition, we now have sufficient drilling capacity to meet our requirements for the balance of the year,” said J. Randy Martin, President and Chief Executive Officer.

The Company has signed a contract with Micon International to prepare a NI43-101 compliant resource estimate and a scoping study, with the intention to complete both reports by the end of the fourth quarter of 2007. This will keep Colombia Goldfields on track to complete a feasibility study by the end of 2008. In addition, the following activities are underway:

•	SGS Lakefield Research is preparing scoping metallurgy and acid rock drainage studies

•	Golder Associates is collecting the geotechnical data in order to prepare pit slope determinations and siting study for waste facilities
•	LHC Consultores Ambientales (LHC) Colombia are supervising the environmental baseline study
•	Knight Piesold is validating the environmental data collection and management and social impact study to prepare a NI43-101 compliant Environmental and Social Impact Study
•	Compania Agricola de Servicios Especiales S.A. have facilitated the Social studies at the project site at Marmato and are currently beginning to implement the recommendations provided by the community

Social Program Update

During the second quarter, the company facilitated the completion of an important social study of the municipality of Marmato in which the evaluations and analyses were undertaken by the community itself. The study, supervised by Compania Agricola de Servicios Especiales S.A., was completed in three stages:

In Stage One, the mission, vision and objectives of the Company were presented to all company employees, all Departmental and Municipal governments, and all other participants in the area of influence of the project.

Stage Two involved workshops designed to determine; the origin of the citizens of the district, the relationship of the community to their present cultural surroundings, the strengths and weaknesses of the community in relation to employment and levels of education and training, and the relationship of the members of the community to their living conditions and the vulnerability of the town of Marmato to environmental damage. Lastly, the relationship of the people, families and the community to their housing and their town including an evaluation of urban designs of the new town of Marmato planned at El Llano.

The Third and final Stage consisted of coordinating and tailoring the projects to meet the requirements of the Territorial Planning Scheme.

At these workshops, the conclusions were formulated by the community itself, and included proposals and projects in the areas of Social, Educational, Cultural and Health Programs and in the development of Productive Projects which were chosen by the people and which would generate significant employment.

The Company now has a full time social coordinator, with the expectation that an independent non-profit Foundation will be formed to undertake the financing and management of these projects.

Unaudited results for the three-month period ended June 30, 2007

Operations during the three-month period ending June 30, 2007 resulted in a loss of $3.2 million or $0.05 per share, compared to a loss of $1.6 million or $0.04 per share for the second quarter of 2006. The operating loss for the second quarter of fiscal 2007 was mainly driven by mineral property exploration costs of $1.6 million. Operations used $2.9 million during the three month ended June 30, 2007, while $2.1 million was used to fund the purchase of mineral and exploration rights and equipment.

Total assets at June 30, 2007 totaled $52.9 million, including mineral and exploration properties and rights of $48.7 million and cash and cash equivalents of $2.5 million, compared with total assets of $45.0 million at December 31, 2006. As of June 30, 2007, stockholders equity was $34.1 million, compared to $29.2 million at December 31, 2006.

Subsequent Transactions

Subsequent to the end of the quarter, the Company closed a Private Placement on August 14, 2007. This financing was arranged by Evergreen Capital Corporation Sarl of Geneva, Switzerland, which had the exclusive mandate to arrange the financing and was the lead placing agent, assisted by several other sub-agents in Europe, for distribution of the issue. The total financing consisted of 8,483,000 units priced at C$1.40 per unit, for gross proceeds of C$11,876,200. Each unit comprised of one share of common stock and one half common share purchase warrant. Each Warrant entitles the holder thereof to acquire one Common Share of the Company for a period of one year from closing at a price of C$1.85 per Common Share. The Warrant also requires the holder, upon notice from the Company, to exercise in the event that during any fifteen consecutive trading days, the common stock of the Company closes at or above C$2.25 on a recognized North American stock exchange. The proceeds from the sale of the units will be used to continue the purchase of the remaining legal mining claims and milling operations on Marmato Mountain that are not already owned by Colombia Goldfields, fund the Company’s drilling program and repay the Company’s outstanding bridge loans.

The Form of Offering was under the U.S. Securities Exchange Commission's (SEC) Regulation S. The Company has undertaken the filing of a SB-2 Registration Statement covering the shares to be issued with the SEC as soon as practical following closing. If the Registration Statement is not approved within seven months following closing of the Private Placement, the Company will pay a cash penalty of 1.5% per month for each month of delay or portion thereof.

The syndicate's fees for arranging the financing were 6% of the gross proceeds (C$712,572) and agents' warrants equivalent to 6.0% of the number of shares issued (508,980 agents’ warrants), exercisable for 36 months at C$1.40.

Following the Private Placement the Company's corporate structure will include 74.3 million outstanding common shares, 12.2 million warrants (weighted average price $2.11) and 4.0 million options (weighted average price $1.21); as a result, the Company will have 90.5 million shares outstanding in the event all outstanding warrants and options are exercised.

About Colombia Goldfields

Colombia Goldfields Limited, through its Colombian subsidiaries Cia Minera de Caldas S.A. and Gavilan Minerales S.A., is developing a multi-million ounce gold resource in Colombia’s historic Marmato Mountain gold district through a program of mineral property acquisitions, community resettlement and exploration.

Colombia Goldfields is traded in the US under the symbol CGDF and in Germany with the symbol C2B and has received conditional approval for listing on the Toronto Stock Exchange. The Company's full June 30, 2007 unaudited consolidated financial statements and management's discussion and analysis are available at www.colombiagoldfields.com and on EDGAR at www.sec.gov under the Company's profile.

Disclaimer

This release contains forward-looking statements that are based on the beliefs of Colombia Goldfield's management and reflect Colombia Goldfield's current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. When used in this release, the words "estimate, "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," "can," the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward-looking statements. Such statements reflect the current views of Colombia Goldfields with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements.

Company Contact:

Randy Martin, President & CEO
Colombia Goldfields Ltd. (OTC BB: CGDF)
8 King Street East, Suite 208
Toronto, Ontario, M5C 1B5
T: 416-203-3856
F: 416-361-0883
info@colombiagoldfields.com
www.colombiagoldfields.com

U.S. Investor Relations:	Canadian Investor Relations:
Michelle Roth Roth Investor Relations, Inc. Tel. +1 732 792 2200 Email: michelleroth@rothir.com	Martti Kangas The Equicom Group Toronto, ON 416-815-0700 x 243

COLOMBIA GOLDFIELDS LTD.
(An Exploration Stage Company)
INTERIM CONSOLIDATED BALANCE SHEETS
(unaudited)

US Dollars	June 30, 2007	December 31, 2006

ASSETS

Current

Cash and cash equivalents	$2,461,989	$882,913
Prepaid expenses and deposits	724,984	176,347
Prepaid consulting fees (Note 5)	518,000	-
	3,704,973	1,059,260

Mineral and exploration properties and rights (Note 3)	48,720,279	43,528,386
Property and equipment, net of accumulated amortization (Note 4)	402,855	419,733
Prepaid consulting fees (Note 5)	114,375	-
	$52,942,482	$45,007,379

LIABILITIES

Current

Accounts payable and accrued liabilities (Note 6)	$6,583,145	$6,037,671
Promissory note payable to related parties (Note 8)	3,500,000	-
	10,083,145	6,037,671
Non-Current
Deferred income tax liability (Notes 3 and 7)	8,796,914	9,759,524
	18,880,059	15,797,195

STOCKHOLDERS’ EQUITY

Common stock (Notes 5 & 12)
Authorized: 200,000,000 common shares, $0.00001 par value	658	565
Issued and Outstanding: 65,816,849 common shares (December 31, 2006, 56,039,849 common shares)

Additional paid-in capital (Note 5)	47,613,980	37,039,266
	47,614,638	37,039,831
Deficit accumulated during the exploration stage	(13,552,215)	(7,829,647)
	34,062,423	29,210,184
	$52,942,482	$45,007,379

See accompanying Notes to Interim Consolidated Financial Statements at www.sec.gov
* Going Concern (Note 1)

COLOMBIA GOLDFIELDS LTD.
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENTS OPERATIONS
(unaudited)

US Dollars	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006	Cumulative From Inception (March 25, 2003) through June 30, 2007

REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES

Mineral property exploration expenses (Notes 3 and 5)	1,560,588	540,434	3,032,604	1,113,057	7,510,340
General and administrative (Note 5)	1,290,079	1,059,766	2,691,311	1,817,880	7,042,616
Foreign exchange loss	889,408	38,107	935,216	38,717	924,528
Amortization	20,765	12,191	39,579	17,635	107,684
Total operating expenses	3,760,840	1,650,498	6,698,710	2,987,289	15,585,168
Other income	(3,803)	(48,870)	(13,532)	(52,425)	(131,566)
Loss from continuing operations before deferred income taxes	(3,757,037)	(1,601,628)	(6,685,178)	(2,934,864)	(15,453,602)
Deferred income tax recovery (Note 7)	(537,900)	-	(962,610)	-	(1,891,560)
Net loss from continuing operations	(3,219,137)	(1,601,628)	(5,722,568)	(2,934,864)	(13,562,042)
Income from discontinued operations (Note 1)	-	-	-	-	9,827
Net loss	$(3,219,137)	$(1,601,628)	$(5,722,568)	$(2,934,864)	$(13,552,215)

LOSS PER SHARE - BASIC AND DILUTED	$(0.05)	$(0.04)	$(0.09)	$(0.08)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	65,755,750	39,258,915	61,507,236	36,581,942

See accompanying Notes to Interim Consolidated Financial Statements at www.sec.gov
* Going Concern (Note 1)

COLOMBIA GOLDFIELDS LTD.
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
(unaudited)

US Dollars	Common Shares	Stock Amount	Additional Paid-in Capital	Share Subscriptions Received	Deficit Accumulated During The Exploration Stage	Total Stockholders’ Equity (Deficiency)
Period Ended December 31, 2003 (see Note 1):
Issue of common stock for cash at $0.000125 per share on March 25, 2003	8	$-	$1	$-	$-	$1
Issue of common stock for cash at $0.000125 per share on May 5, 2003	16,000,000	160	1,840	-	-	2,000
Repurchase of common stock for cash at $0.000125 per share on October 31, 2003	(8,000,008)	(80)	(920)	-	-	(1,000)
Donated Capital	-	-	35,200	-	-	35,200
Net loss for the twelve months ended December 31, 2003	-	-	-	-	(36,399)	(36,399)
Balance, December 31, 2003	8,000,000	80	36,121	-	(36,399)	(198)

Year Ended December 31, 2004:
Issue of common stock for cash at $0.00625 per share on December 20, 2004	16,000,000	160	99,840	-	-	100,000
Donated Capital	-	-	19,200	-	-	19,200
Net loss for the twelve months ended December 31, 2004	-	-	-	-	(23,094)	(23,094)
Balance December 31, 2004	24,000,000	240	155,161	-	(59,493)	95,908

Year Ended December 31, 2005:
Issue of common stock for mineral concession at $0.25 per share on September 22, 2005	1,000,000	10	249,990	-	-	250,000
Issue of 4,221,000 common stock for cash at $0.25 per share, and 368,100 common stock for finder fee on October 14, 2005	4,589,100	46	1,055,204	-	-	1,055,250
Forgiveness of advances from a related party			4,999	-	-	4,999
Share Subscriptions Received	-	-	-	1,767,650	-	1,767,650
Net loss for the twelve months ended December 31, 2005	-	-	-	-	(1,491,470)	(1,491,470)
Balance, December 31, 2005	29,589,100	$296	$1,465,354	$1,767,650	$(1,550,963)	$1,682,337

See accompanying Notes to Interim Consolidated Financial Statements at www.sec.gov
* Going Concern (Note 1)

COLOMBIA GOLDFIELDS LTD.
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
(unaudited)

US Dollars	Common Shares	Stock Amount	Additional Paid-in Capital	Share Subscriptions Received	Deficit Accumulated During The Exploration Stage	Total Stockholders’ Equity (Deficiency)

Balance, December 31, 2005	29,589,100	$296	$1,465,354	$1,767,650	$(1,550,963)	$1,682,337

Year Ended December 31, 2006:
Issue of common stock for cash at $0.60 per share on January 24, 2006, net of $187,565 finders fee	3,126,083	31	1,688,054	(1,767,650)	-	(79,565)
Issue of common stock for Mineral concessions at $1.90 per share on February 14, 2006	1,000,000	10	1,899,990	-	-	1,900,000
Issue of common stock For Mineral concession at $2.25 per share on April 10, 2006	1,000,000	10	2,249,990	-	-	2,250,000
Issue of common stock for cash at $1.50 per unit (common shares & warrants) less finders fee of $585,060 on April 26, 2006	6,500,666	65	6,416,112	-	-	6,416,177
Issue of share purchase warrants with April 26, 2006 common stock issuance	-	-	2,749,762	-	-	2,749,762
Issue of common stock forMineral concessions at $2.74per share on April 28, 2006	2,000,000	20	5,479,980	-	-	5,480,000
Issue of common stock for Mineral concessions at $1.10 per share on August 22, 2006	4,200,000	42	4,619,958	-	-	4,620,000
Issue of common stock for Mineral concessions at $1.41 per share on September 25, 2006	1,150,000	11	1,621,489	-	-	1,621,500
Issue of common shares per exercise of 3,471,000 warrants on October 14, 2006.	3,471,000	35	1,735,465	-	-	1,735,500
Issue of common stock for Mineral concessions at $1.28 per share on December 14, 2006.	4,000,000	40	5,119,960	-	-	5,120,000
Stock based compensation	-	-	1,993,157	-	-	1,993,157
Net loss for the twelve months ended December 31, 2006			-	-	(6,278,684)	(6,278,684)
Balance December 31, 2006	56,036,849	$560	$37,039,271	$-	$(7,829,647)	$29,210,184

See accompanying Notes to Interim Consolidated Financial Statements at www.sec.gov
* Going Concern (Note 1)

COLOMBIA GOLDFIELDS LTD.
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)
(unaudited)

US Dollars	Common Shares	Stock Amount	Additional Paid-in Capital	Share Subscriptions Received	Deficit Accumulated During The Exploration Stage	Total Stockholders’ Equity (Deficiency)

Balance, December 31, 2006	56,036,849	$560	$37,039,271	$-	$(7,829,647)	$29,210,184

Six Months Ended June 30, 2007:

Issue of common stock for cash at $1.00 per share less agents fee of $541,200 on March 21, 2007	9,020,000	90	8,074,434	-	-	8,074,524
Issue of agents’ warrants in connection with March 21, 2007 common stock issuance	-	-	404,276	-	-	404,276
Issue of common stock for consulting services	650,000	7	967,118	-	-	967,125
Issue of common stock to non-management directors	60,000	1	72,599	-	-	72,600
Exercise of common stock options	50,000	-	37,500	-	-	37,500
Stock based compensation	-	-	1,018,782	-	-	1,018,782
Net loss for the six months ended June 30, 2007			-	-	(5,722,568)	(5,722,568)
Balance June 30, 2007	65,816,849	$658	$47,613,980	$-	$(13,552,215)	$34,062,423

See accompanying Notes to Interim Consolidated Financial Statements at www.sec.gov
* Going Concern (Note 1)

COLOMBIA GOLDFIELDS LTD.
(An Exploration Stage Company)
INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

US Dollars	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006	Cumulative Inception (March 25, 2003) through June 30, 2007

OPERATING ACTIVITIES:
Net loss	$(3,219,137)	$(1,601,625)	$(5,722,568)	$(2,934,864)	$(13,552,215)
Items not requiring cash outlay:
- Consulting fees	-	-	-	-	52,400
- Amortization	20,765	12,191	39,579	17,635	109,684
- Mineral property exploration	-	-	-	-	250,000
- Stock based compensation	860,580	695,666	1,426,132	1,182,155	3,419,289
- Deferred income taxes	(537,900)	-	(962,610)	-	(1,891,560)
Changes in non-cash working capital items
- Accounts receivable	-	(61,843)	-	(61,843)	-
- Prepaid expenses and deposits	(356,355)	(30,371)	(548,636)	(16,222)	(724,984)
- Exploration expenditure advances	-	109,737	-	56,078	-
- Accounts payable and accrued liabilities	317,573	(345,097)	1,028,074	(334,511)	1,456,207
- Due to/from related parties	-	(335,516)	-	-	4,999
Net cash used in operating activities	(2,914,474)	(1,556,858)	(4,740,029)	(2,091,572)	(10,876,180)

FINANCING ACTIVITIES:
Issuance of securities, net of finder fees	-	9,165,939	8,478,800	9,086,374	22,224,575
Issuance of promissory notes	3,500,000	-	7,200,000	-	7,200,000
Repayment of promissory notes	-	-	(3,700,000)	-	(3,700,000)
Exercise of stock options	37,500	-	37,500	-	37,500
Net cash provided by (used in) financing activities	3,537,500	9,165,939	12,016,300	9,086,374	25,762,075

INVESTING ACTIVITIES:
Purchase of mineral exploration rights	(2,094,684)	(1,408,293)	(5,674,494)	(1,662,693)	(11,913,367)
Purchase of equipment	(8,321)	(115,858)	(22,701)	(154,396)	(489,539)
Website development costs	-	-	-	(15,000)	(21,000)
Net cash used in investing activities	(2,103,005)	(1,524,151)	(5,697,195)	(1,832,089)	(12,423,906)

INCREASE (DECREASE) IN CASH	$(1,479,979)	$6,084,930	$1,579,076	$5,162,713	$2,461,989

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,941,968	643,423	882,913	1,565,640	-
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,461,989	$6,728,353	$2,461,989	$6,728,353	$2,461,989

SUPPLEMENTAL CASH FLOW INFORMATION
Interest and financing fees- promissory notes	$230,911	$-	$230,911	$-	$230,911
Taxes	$-	$-	$-	$-	$-

See accompanying Notes to Interim Consolidated Financial Statements at www.sec.gov
* Going Concern (Note 1)